Exhibit 25(a)

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF

A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF

A TRUSTEE PURSUANT TO SECTION 305(b)(2)

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

13-4994650
(State of incorporation if not a national bank)	(I.R.S. employer identification No.)

1111 Polaris Parkway Columbus, Ohio	43271
(Address of principal executive offices)	(Zip Code)

Thomas F. Godfrey

Vice President and Assistant General Counsel

JPMorgan Chase Bank, National Association

1 Chase Manhattan Plaza, 25th Floor

New York, NY 10081

Tel: (212) 552-2192

(Name, address and telephone number of agent for service)

John Hancock Life Insurance Company

(Exact name of obligor as specified in its charter)

Massachusetts	04-1414660
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification No.)

John Hancock Place Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

Manulife Financial Corporation

(Exact name of obligor as specified in its charter)

Canada	98-0361647
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification No.)

200 Bloor Street East Toronto, Ontario, Canada	M4W 1E5
(Address of principal executive offices)	(Zip Code)

SignatureNotes

Subordinated Guarantees of SignatureNotes

(Title of the indenture securities)

GENERAL

Item 1.	General Information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C.

Board of Governors of the Federal Reserve System, Washington, D.C., 20551

Federal Deposit Insurance Corporation, Washington, D.C., 20429.

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with the Obligor and Guarantors.

If the obligor or any guarantor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.	List of Exhibits

List below all exhibits filed as a part of this Statement of Eligibility.

1. A copy of the Articles of Association of JPMorgan Chase Bank, N.A. (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).

2. A copy of the Certificate of Authority of the Comptroller of the Currency for the trustee to commence business. (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).

3. None, the authority of the trustee to exercise corporate trust powers being contained in the documents described in Exhibits 1 and 2.

4. A copy of the existing By-Laws of the Trustee. (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).

5. Not applicable.

6. The consent of the Trustee required by Section 321(b) of the Act. (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).

7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

8. Not applicable.

9. Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, N.A., has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 21st day of April, 2005.

JPMORGAN CHASE BANK, N.A.

By	/s/ James D. Heaney
James D. Heaney
Vice President

Exhibit 7 to Form T-1

Bank Call Notice

RESERVE DISTRICT NO. 2

CONSOLIDATED REPORT OF CONDITION OF

JPMorgan Chase Bank, N.A.

of 270 Park Avenue, New York, New York 10017

and Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System,

at the close of business December 31, 2004, in

accordance with a call made by the Federal Reserve Bank of this

District pursuant to the provisions of the Federal Reserve Act.

		Dollar Amounts in Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$33,880
Interest-bearing balances		32,628
Securities:
Held to maturity securities		110
Available for sale securities		78,962
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		31,459
Securities purchased under agreements to resell		106,872
Loans and lease financing receivables:
Loans and leases held for sale		24,495
Loans and leases, net of unearned income	341,550
Less: Allowance for loan and lease losses	5,313
Loans and leases, net of unearned income and allowance		336,237
Trading Assets		236,768
Premises and fixed assets (including capitalized leases)		7,994
Other real estate owned		141
Investments in unconsolidated subsidiaries and associated companies		786
Customers’ liability to this bank on acceptances outstanding		471
Intangible assets:
Goodwill		23,120
Other intangible assets		9,871
Other assets		43,571
TOTAL ASSETS		$967,365

LIABILITIES
Deposits:
In domestic offices		$367,865
Noninterest-bearing	133,284
Interest-bearing	234,581
In foreign offices, Edge and Agreement subsidiaries and IBF’s		149,845
Noninterest-bearing	7,002
Interest-bearing	142,843
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		15,415
Securities sold under agreements to repurchase		71,311
Trading liabilities		140,576
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		77,735
Bank’s liability on acceptances executed and outstanding		471
Subordinated notes and debentures		18,767
Other liabilities		43,384
TOTAL LIABILITIES		885,369
Minority Interest in consolidated subsidiaries		1,356

EQUITY CAPITAL
Perpetual preferred stock and related surplus		0
Common stock		1,785
Surplus (exclude all surplus related to preferred stock)		58,290
Retained earnings		20,968
Accumulated other comprehensive income		(403)
Other equity capital components		0
TOTAL EQUITY CAPITAL		80,640

TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL		$967,365

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

WILLIAM B. HARRISON, JR.	)
JAMES DIMON	)	DIRECTORS
MICHAEL J. CAVANAGH	)